As filed with the Securities and Exchange Commission on June 23, 1998

                                                           File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                                AMF BOWLING, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                        13-3873268
(State or other jurisdiction of Incorporation                  (I.R.S. Employer
or organization)                                             Identification No.)

                                 8100 AMF Drive
                            Richmond, Virginia 23111
                                 (804) 730-4000
           (Address of principal executive office, including zip code)

                                AMF BOWLING, INC.
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               Douglas J. Stanard
                      President and Chief Executive Officer
                                AMF Bowling, Inc.
                                 8100 AMF Drive
                            Richmond, Virginia 23111
                                 (804) 730-4000
                (Name, address, including zip code, and telephone
                    number, including area code, of agent for
                  service of process and registrant's principal
                               executive offices)

Copies of all communications, including communications sent to agent for service, should be sent to:

                           Joseph C. Carter, III, Esq.
                       McGuire, Woods, Battle & Boothe LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000


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
                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                          Proposed
 Title of securities to be registered    Amount to be      maximum       Proposed maximum
                                         Registered(1)    offering      Aggregate offering          Amount of
                                                          price per            price(2)         Registration Fee(2)
                                                           share(2)
-------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per share  2,000,000        $23.4375        $46,875,000.00           $13,828.13
                                         shs.
-------------------------------------------------------------------------------------------------------------------

-----------------------------------------

(1) This Registration Statement is also deemed, pursuant to Instruction E to Form S-8, to relate to 1,718,201 shares of common stock previously registered on Form S-8 (File No. 333-41773) in connection with a predecessor plan, with respect to which a registration fee of $10,802.65 has been paid.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The registration fee is based on the average of the high and low prices of AMF Bowling, Inc. Common Stock on the New York Stock Exchange on
      June 19, 1998.

                              EXPLANATORY STATEMENT

         A total of 1,767,151 shares of common stock of AMF Bowling, Inc. ("the Company") were registered by Registration Statement on Form S-8, File No. 333-41773, for issuance in connection with the AMF Bowling, Inc. 1996 Stock Incentive Plan (the "1996 Plan"). On May 19, 1998, the stockholders of the Company approved the AMF Bowling, Inc. 1998 Stock Incentive Plan (the "1998 Plan"). A total of 1,718,201 shares of common stock of the Company which were registered in connection with the 1996 Plan have not been issued under the 1996 Plan and may, pursuant to the terms of the 1998 Plan, be issued under the 1998 Plan. In accordance with Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission contained in Section G of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), the 1,718,201 shares of common stock of the Company referenced above are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the 1998 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to eligible employees by the Company as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Company with the SEC are incorporated herein by reference and made a part hereof:

          1. The Company's Annual Report on Form 10-K (File No. 001-13539) for the year ended December 31, 1997.

          2. The Company's Quarterly Report on Form 10-Q (File No. 001-13539) for the quarter ended March 31, 1998.

          3. The Company's report on Form 8-K (File No. 001-13539), dated May 7, 1998.

          4. The Company's report on Form 8-K (File No. 001-13539), dated April 27, 1998.

          5. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on October 27, 1997 (File No. 001-13539).

         All documents, filed subsequent to the date hereof by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.
Article VIII, Section 1 of the Company's Certificate of Incorporation limits the liability of directors thereof to the full extent permitted by
Section 102(b)(7) of the DGCL.

         Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents of the corporation, if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, a corporation may indemnify any such person for expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of any such action or suit by or in the right of the corporation if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation; however, the corporation may not indemnify the person for such expenses in a suit or action by or on behalf of the corporation unless the Delaware Court of Chancery of the court hearing the action or proceeding determines that the person is fairly and reasonably entitled to indemnity for such expenses. A corporation is required to provide the foregoing indemnity to a director if the director is successful (on the merits or otherwise) in his or her defense of the claim or proceeding. Article VIII,
Section 2(a) of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the full extent permitted by Delaware law.

         Article VIII, Section 2(a) of the Company's Certificate of Incorporation also provides that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors, except as otherwise provided in the Certificate of Incorporation. Any rights to indemnification conferred in Section 2 are contract rights, and include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, except that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such capacity in advance of final disposition shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under Section 2 or otherwise. By action of the Board of Directors, the Company may extend such indemnification to employees and agents of the Company.

         An insurance policy obtained by the Company provides for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 5(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 23rd day of June, 1998.

                                     AMF BOWLING, INC.

                                     By: \s\ Douglas J. Standard.
                                         -----------------------------------
                                          (Douglas J. Stanard, President and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                    Title                                    Date
                 ---------                    -----                                    ----


           *                                  Chairman and Director                    June 23, 1998
---------------------------
Richard A. Friedman


                                              Director                                 June 23, 1998
           *
---------------------------
Terence M. O'Toole

                                              Director                                 June 23, 1998
           *
---------------------------
Peter M. Sacerdote


           *                                  President, Chief Executive Officer and   June 23, 1998
---------------------------                   Director
Douglas J. Stanard


                                              Executive Vice President,                June 23, 1998
           *                                  Chief Financial Officer,
---------------------------                   Treasurer (Principal
Stephen E. Hare                               Financial Officer) and Director




           *                                  Director                                 June 23, 1998
---------------------------
Charles M. Diker




           *                                  Director                                 June 23, 1998
---------------------------
Paul B. Edgerley



                                                                                       June 23, 1998
           *                                  Director
---------------------------
Howard A. Lipson



                                                                                       June 23, 1998
           *                                  Director
---------------------------
Thomas R. Wall, IV

                                                                                       June 23, 1998
           *                                  Senior Vice President, Corporate
---------------------------                   Controller and Assistant Secretary
Michael P. Bardaro                            (Principal Accounting Officer)



*  By:  /s/ Douglas J. Stanard
      ---------------------------
            Douglas J. Stanard
            Attorney-in-Fact

                                  EXHIBIT INDEX



Exhibit Number                 Exhibit


   4.1            Restated Certificate of Incorporation of the Company filed as
                  Exhibit 3.1 to the Registration Statement on Form S-1 of the Company (File No. 333-34099), is expressly incorporated herein by this reference

   4.2 By-Laws of the Company filed as Exhibit 3.2 to the Registration Statement on Form S-1 of the Company (File No. 333-34099), is expressly incorporated herein by this reference

   4.3 Specimen of Common Stock Certificate filed as Exhibit 4.1 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997 (File No. 001-13539), is expressly incorporated herein by this reference

   5              Opinion of McGuire, Woods, Battle & Boothe LLP

   23.1           Consent of Arthur Andersen LLP

   23.2           Consent of Price Waterhouse LLP

   23.3           Consent of Todres & Rubin

   23.4 Consent of McGuire, Woods, Battle & Boothe LLP (contained in the opinion of counsel filed as Exhibit 5).

   24 Power of Attorney of directors and certain officers of the Company.

   99 AMF Bowling, Inc. 1998 Stock Incentive Plan filed as Exhibit A to the Company's definitive proxy statement for the Annual Meeting of Stockholders held on May 19, 1998 (File No. 001-13539), is expressly incorporated herein by this reference